EX 99.28(h)(1)(xiii)

Amendment to

Amended and Restated Administration Agreement

Between JNL Variable Fund LLC and

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (the “Administrator”), and JNL Variable Fund LLC, a Delaware limited liability company (the “Fund”).

Whereas, the Administrator and the Fund (the “Parties”) entered into an Amended and Restated Administration Agreement, effective February 28, 2012, as amended (the “Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of shares (each a “fund”) of the Fund, as listed on Schedule A of the Agreement.

Whereas, the Board of Managers of the Fund has approved the following changes (collectively, the “Changes”), effective September 25, 2017:

1)	Renaming all existing Class B share references to Class I shares.

2)	Fund name changes for the following six funds:

JNL/Mellon Capital Global 30 Fund to the
JNL/Mellon Capital MSCI World Index Fund;

JNL/Mellon Capital Communications Sector Fund to the
JNL/Mellon Capital Telecommunications Sector Fund;

JNL/Mellon Capital Consumer Brands Sector Fund to the
JNL/Mellon Capital Consumer Discretionary Sector Fund;

JNL/Mellon Capital Oil & Gas Sector Fund to the
JNL/Mellon Capital Energy Sector Fund;

JNL/Mellon Capital Technology Sector Fund to the
JNL/Mellon Capital Information Technology Sector Fund; and

JNL/Mellon Capital Nasdaq® 100 Fund to the
JNL/Mellon Capital Nasdaq® 100 Index Fund.

Whereas, pursuant to the approval of the Changes, as outlined above, the Parties have agreed to amend the Agreement, effective September 25, 2017, to:

1)	Rename the Class B share reference, in the heading of Schedule B, to Class I.

2)	Update the fund names, in Schedule A and in Schedule B, for the fund name changes outlined above.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2017, attached hereto.

3)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Administrator and the Fund have caused this Amendment to be executed, effective September 25, 2017.
JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated September 25, 2017
(List of Funds)

Funds

JNL/Mellon Capital DowSM Index Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital MSCI World Index Fund
JNL/Mellon Capital Nasdaq® 100 Index Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital Consumer Discretionary Sector Fund
JNL/Mellon Capital Energy Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Information Technology Sector Fund
JNL/Mellon Capital Telecommunications Sector Fund

A-1

Schedule B
Dated September 25, 2017
Class A Shares and Class I Shares

Funds	Assets	Fee
JNL/Mellon Capital DowSM Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital JNL 5 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital MSCI World Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Nasdaq® 100 Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Consumer Discretionary Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Energy Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Financial Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Information Technology Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Telecommunications Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%

B-1